SECURITIES AND EXCHANGE COMMISION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 9, 2001

                             PrimeSource Corporation
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               (Exact name of registrant as specified in charter)

Pennsylvania                       0000-21750                        23-1430030
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(State or Other Jurisdiction      (Commission                  (I.R.S. Employer
of Incorporation)                  File Number)              Identification No.)

4350 Haddonfield Road, Suite 222, Pennsauken, New Jersey                 08109
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including are code:     (856) 488-4888
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                                       N/A
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          (Former name or former address, if changed since last report)



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Item 1.           CHANGES IN CONTROL OF REGISTRANT

Pursuant to an Agreement and Plan of Merger, dated as of September 4, 2001 (the "Merger Agreement"), among Fuji Photo Film U.S.A., Inc. ("Fuji") and certain subsidiaries of Fuji, and Registrant, Fuji through a wholly-owned subsidiary, FPF Acquisition Corp.("FPF"), made a tender offer which expired at 12:00 midnight, New York City time, on Tuesday, October 9, 2001 to purchase all outstanding shares of Registrant's common stock (and associated rights) at a purchase price of $10.00 per share net to the seller. Shares tendered and acquired by FPF as a result of this offer were 5,810,142 shares, which equals 91.39% of the total 6,357,806 common shares outstanding.

FPF will acquire the remaining Registrant shares in a merger in which each share of the Registrant's common stock not owned by FPF will be converted into the right to receive $10.00 in cash, or other consideration if the shareholder elects to exercise his statutory dissenters rights. Following the merger, the Registrant will become a wholly-owned indirect subsidiary of Fuji. The merger is expected to take place on October 15, 2001.

The total amount of funds required to consummate the purchase of the Registrant's common shares and to pay related fees and expenses is estimated to be approximately $67.3 million, exclusive of existing indebtedness of the Registrant being asumed. This funding will come from Fuji's indirect parent company, Fuji Photo Film Co., Ltd. ("Fuji Japan") and will come from available cash and cash equivalents of Fuji Japan and its subsidiaries.

The Registrant's common stock is traded on the Nasdaq National Market. Prior to the above transactions, three shareholders owned 5% or more of the Registrant's common shares; Greenway Partners, L.P. owned 519,446 shares (8.2% of the total outstanding shares), Fred and Annette Brenner owned 330,849 shares (5.2%), and John C. Dimmer owned 322,631 shares (5.1%). These shareholders tendered their shares in the above referenced transaction.

In accordance with terms of the Merger Agreement, four of the incumbent Registrant directors have resigned from, and four Fuji nominees have been appointed to, the seven person board of directors of the Registrant.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           PRIMESOURCE CORPORATION
                                    (REGISTRANT)

         BY                         /s/ WILLIAM A. DEMARCO
                                    William A. DeMarco
                                    Vice President of Finance and
                                    Chief Financial Officer

         DATE                       October 12, 2001